UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2011 (November 14, 2011)

WebXU, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3435 Ocean Park Blvd., Suite 107-282
Santa Monica, CA 90405
(Address of Principal Executive Offices)

(310) 807-1765
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 14, 2011, we entered into a Share Exchange Agreement with Lot6 Media, Inc. (“Lot6 Media”), Evolved Technology, LLC (“Evolved”), and Ryan Poelman.  Mr. Poelman is the sole owner of Evolved.  Under this agreement, we purchased from Evolved 100% of the issued and outstanding capital stock of Lot6 Media for 1,000,000 shares of our common stock.  Lot6 Media wholly owns Lot6 Media, LLC.

We also issued to Evolved a $5,000,000 note that matures on May 15, 2012.  If we, however, fail to repay the note in full by the dates listed below, then we must issue to Evolved the number of shares of our common stock set forth next to such dates:

Date	Number of Shares to be Issued
December 15, 2011	1,000,000
January 14, 2012	1,000,000
February 13, 2012	750,000
March 14, 2012	750,000

Evolved may opt to receive up to 50% of the amount due under the note in the form of our common stock based on the volume weighted average price of our common stock on the trading market or bulletin board on which our stock is listed or quoted over the 20 trading days prior to issuing the stock (“Average VWAP”).  If we fail to pay the note by maturity, Evolved’s sole remedy is to request rescission of the acquisition, in which case Evolved will surrender all shares of our common stock issued to it in connection with the acquisition and we will surrender to Evolved all shares of Lot6 Media received in connection with the acquisition.

We must also pay to Evolved additional consideration as follows:

(i)	If Lot6 Media’s net income on a GAAP basis from November 16, 2011 through November 15, 2012 is at least $3,000,000, then we must pay $5,000,000.

(ii)	We must pay two times the amount by which Lot6 Media’s net income on a GAAP basis from November 16, 2011 through November 15, 2012 exceeds $4,500,000, which total payment will not exceed $7,500,000.

Evolved may opt to receive up to 50% of the additional consideration described above in the form of our common stock based on the Average VWAP.

Additionally, we must pay to Evolved consideration as follows:

(iii)	If Lot6 Media’s net income on a GAAP basis from November 16, 2012 through November 15, 2013 is at least $5,000,000, then we must pay $4,000,000.

(iv)	We must pay two times the amount by which Lot6 Media’s net income on a GAAP basis from November 16, 2012 through November 15, 2013 exceeds $6,000,000, which total payment will not exceed $7,500,000.

Evolved may opt to receive up to 50% of the additional consideration described above in the form of our common stock based on the Average VWAP.

In connection with entering into the Share Exchange Agreement, we also entered into a Lock-Up/Leak-Out Agreement with Evolved on November 15, 2011.  Under this agreement, Evolved agreed not to sell, assign, pledge, or otherwise transfer any shares of our common stock that it beneficially owns until November 14, 2013 at the earliest, except that during the restricted period it may transfer shares as a gift or to a trust for the benefit of Mr. Poelman or a member of his immediate family.  After November 14, 2012, and if the trading volume is at least an average of 50,000 shares a day for 20 consecutive trading days, the restriction will be lifted on an amount of Evolved’s shares equal to 5% of the average trading volume of our common stock.

A copy of the Share Exchange Agreement and Lock-Up/Leak-Out Agreement are filed with this report as Exhibit 10.1 and Exhibit 10.2, respectively, and each is incorporated by reference herein.  The foregoing description of the Share Exchange Agreement and Lock-Up/Leak-Out Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement and Lock-Up/Leak-Out Agreement.

Item 2.01  Completion of Acquisition of Disposition of Assets.

 On November 15, 2011, we acquired Lot6 Media, Inc. and its wholly owned subsidiary, Lot6 Media, LLC.  Lot6 Media, Inc. and Lot6 Media, LLC provide marketing solutions for online businesses, media agencies, and marketers.

We purchased 100% of the issued and outstanding capital stock of Lot6 Media, Inc. from Evolved Technology, LLC in exchange for 1,000,000 shares of our common stock, a $5,000,000 note that matures on May 15, 2012, and additional cash consideration based on Lot6 Media’s net income for the periods November 16, 2011 through November 15, 2012 and November 16, 2012 through November 15, 2013.  The consideration is more fully described in Item 1.01 above.

Reference is made to Item 1.01, which is incorporated herein and which summarizes the terms of the acquisition.

We issued a press release on November 16, 2011 announcing the acquisition.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Financial statements of Lot6 Media, the business acquired by the registrant as described in Item 2.01 above, are not included in this Current Report on Form 8-K, but will be filed by amendment to this report not later than January 31, 2012, which is 71 calendar days after the date that this report was due to be filed with the Commission.

(b)	Pro forma financial information.

Pro forma financial information relative to Lot6 Media, the business acquired as described in Item 2.01 above, are not included in this Current Report on Form 8-K, but will be filed by amendment to this report not later than January 31, 2012, which is 71 calendar days after the date that this report was due to be filed with the Commission.

(d)	Exhibits.

Exh. No.	Description

10.1	Share Exchange Agreement between Webxu, Inc., Lot6 Media, Inc., Evolved Technology, LLC, and Ryan Poelman, dated November 14, 2011

10.2	Lock-Up/Leak-Out Agreement between Webxu, Inc. and Evolved Technology, LLC, dated November 15, 2011

99.1	Press Release, dated November 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WebXU, Inc.

Date: November 16, 2011	By:	/s/ Matt Hill
Matt Hill
Chief Executive Officer